As filed with the Securities and Exchange Commission on October 19, 2005
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INHIBITEX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	74-2708737
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
9005 Westside Parkway
Alpharetta, GA 30004
(Address of Principal Executive Offices including Zip Code)
Amended and Restated 2004 Stock Incentive Plan
(Full Title of the Plan)

WILLIAM D. JOHNSTON, PH.D.	Copy to:
President and Chief Executive Officer Inhibitex, Inc. 9005 Westside Parkway Alpharetta, GA 30004 (678) 746-1100	DAVID S. ROSENTHAL, ESQ. Dechert LLP 30 Rockefeller Plaza New York, New York 10112 (212) 698-3500
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
	to be	Offering Price	Aggregate Offering	Registration
Title of Each Class of Securities To Be Registered	Registered (1)	Per Share (2)	Price (2)	Fee (2)
Common Stock, par value $.01 per share	1,500,000 shares	$9.06	$13,590,000	$1,599.54

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Act”), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Act on the basis of $9.06 per share, the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on October 12, 2005).

Statement Under General Instruction E
Registration of Additional Securities
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of common stock, par value $.001 per share (the “Common Stock”), of Inhibitex, Inc., a Delaware corporation (the “Registrant”), to be issued pursuant to the Registrant’s Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”).
Pursuant to General Instruction E to Form S-8, the Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the 2004 Plan (No. 333-116446) is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following exhibits are filed as part of this registration statement.
4.1	Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2005).

4.2	Form of Stock Option Agreement under the 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.2.1 to the Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 27, 2005).

5.1	Opinion of Dechert LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dechert LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on October 19, 2005.

INHIBITEX, INC.
By:	/s/ William D. Johnston, Ph. D.
William D. Johnston, Ph. D.
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints William D. Johnston and Russell H. Plumb, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacity and on the dates indicated.

/s/ William D. Johnston, Ph. D. William D. Johnston, Ph. D.	President and Chief Executive Officer, Director (Principal Executive Officer)	October 19, 2005
/s/ Russell H. Plumb Russell H. Plumb	Vice President, Finance and Administration and Chief Financial Office (Principal Financial Officer and Principal Accounting Officer)	October 19, 2005
/s/ Michael A. Henos Michael A. Henos	Chairman of the Board of Directors	October 19, 2005
/s/ M. James Barrett, Ph.D. M. James Barrett, Ph.D.	Director	October 19, 2005
/s/ Carl E. Brooks Carl E. Brooks	Director	October 19, 2005
/s/ Robert A. Hamm Robert A. Hamm	Director	October 19, 2005
/s/ Russell M. Medford, M.D., Ph.D. Russell M. Medford, M.D., Ph.D.	Director	October 19, 2005
/s/ Joseph M. Patti, M.S.P.H., Ph.D. Joseph M. Patti, M.S.P.H., Ph.D.	Director	October 19, 2005
/s/ Marc L. Preminger Marc L. Preminger	Director	October 19, 2005
/s/ Louis W. Sullivan, M.D. Louis W. Sullivan, M.D.	Director	October 19, 2005
/s/ A. Keith Willard A. Keith Willard	Director	October 19, 2005